UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022 (June 14, 2022)

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Events.

On June 14, 2022, FedEx Corporation (“FedEx” or the “Company”) issued a press release announcing, among other things, certain enhancements to its long-term incentive (LTI) plan for fiscal 2023 through fiscal 2025 (the “FY23-FY25 LTI plan”). Additional information regarding the FY23-FY25 LTI plan is set forth below.

The FY23-FY25 LTI plan provides a long-term cash payment opportunity to members of management, including the Company’s executive officers, based upon achievement of plan objectives for three performance metrics: (1) aggregate earnings per share (“EPS”) goals for the three-fiscal-year period, weighted at 50% of the total payout opportunity; (2) total capital expenditures as a percentage of total revenue over the three-fiscal-year period (“CapEx/Revenue”), weighted at 25% of the total payout opportunity; and (3) a relative total shareholder return (“TSR”) goal for the three-fiscal-year period, weighted at 25% of the total payout opportunity.

EPS

EPS was chosen as a performance goal given that growth in EPS strongly correlates to long-term stock price appreciation. The EPS performance goals under the FY23-FY25 LTI Plan are higher than the EPS goals in historical LTI plans to align with the three-fiscal-year EPS growth objectives announced by FedEx on June 29, 2022. There will be no payout under the EPS component of the plan unless the three-fiscal-year average annual EPS growth rate (“EPS growth rate”) is at least 5%; a target payout if the EPS growth rate is 15.0%; an above-target payout if the EPS growth rate is above 15.0%, up to an amount equal to 150% of the target payout if the EPS growth rate is 17.5%; an above-target payout if the EPS growth rate is above 17.5% up to a maximum amount (equal to 200% of the target payout) if the growth rate is 20.0% or higher; and a below-target payout if the EPS growth rate is below 15.0%, down to a threshold amount (equal to 25% of the target payout) if the growth rate is 5%.

The baseline EPS for purposes of the FY23-FY25 LTI Plan is $20.61, which is GAAP EPS for fiscal 2022 ($14.33 per diluted share), adjusted to exclude (i) the effect of the mark-to-market retirement plans accounting adjustments (“MTM Adjustments”) for fiscal 2022 ($4.49 per diluted share), (ii) the impact of a FedEx Ground legal matter ($0.60 per diluted share); (iii) fiscal 2022 business realignment costs ($0.80 per diluted share), and fiscal 2022 TNT Express integration expenses ($0.39 per diluted share). For purposes of determining payouts under the FY23-FY25 LTI Plan, EPS for fiscal years 2023, 2024, and 2025 will exclude the MTM Adjustments for such year.

CapEx/Revenue

The second metric, CapEx/Revenue, was chosen to incent management to further optimize capital deployment and efficiency over the three-fiscal-year period. For the CapEx/Revenue component of the FY23-FY25 LTI plan, there will be no payout unless CapEx/Revenue is at or below 7.2%; a target payout if CapEx/Revenue is at 6.9%; an above-target payout if CapEx/Revenue is below 6.9%, up to a maximum payout (equal to 150% of the target payout) if CapEx/Revenue is at or below 6.6%; and a below-target payout if CapEx/Revenue is above 6.9%, down to a threshold amount (equal to 25% of the target payout) if CapEx/Revenue is at 7.2%.

Relative TSR

The third metric, relative TSR, was chosen to directly align executive compensation with stockholder returns and FedEx’s TSR targets announced on June 29, 2022. The relative TSR metric measures the total return on an investment in FedEx stock to an investor (stock price appreciation plus dividends) compared to the total return of the stock of the companies in the S&P 500 Index over the three-fiscal-year period. If FedEx’s TSR over the three-fiscal-year period is negative, there will be no payout, regardless of performance against the companies in the S&P 500 Index. The maximum payout for the relative TSR portion of the FY23-FY25 LTI plan is 200%.

Potential payouts under the relative TSR metric are shown in the table below:

THREE-FISCAL-YEAR TSR COMPARED TO S&P 500 INDEX	PERCENTAGE OF TARGET EARNED
Greater than 75th Percentile	200%
Greater than 50th Percentile	100%
Greater than 25th Percentile	50%
Less than 25th Percentile	0%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 29, 2022	By:	/s/ Mark R. Allen
		Name:	Mark R. Allen
		Title:	Executive Vice President, General Counsel and Secretary